UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2016

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, Ralph de la Vega announced his intention to retire as Vice Chairman of AT&T Inc., effective as of December 31, 2016. In connection with his retirement, Mr. de la Vega and a subsidiary of AT&T Inc. entered in to an agreement on December 15, 2016, pursuant to which Mr. de la Vega agreed to not compete with the company and not solicit the company's employees, customers, or vendors for 24 months, and to maintain the confidentiality of the company's trade secrets and other confidential information and to other terms customary for such agreements, and the Human Resources Committee of the Board of Directors approved the removal of the automatic proration at retirement for Mr. de la Vega's outstanding grants of performance shares and waived the repayment of relocation benefits by Mr. de la Vega that were paid in connection with his February 1, 2016, job relocation.  Because his retirement is within one year of his move, the plan requires the employee to repay the relocation benefits unless waived by the company (the "Agreement").  The foregoing summary of the Agreement is qualified in its entirety by reference to the terms and provisions of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1	Agreement between Ralph de la Vega and AT&T Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 16, 2016	By: /s/ Stacey Maris Stacey Maris Senior Vice President - Assistant General Counsel and Secretary